Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of Aston Funds

In planning and performing our audits of the financial statements of the Aston Funds listed in Exhibit A attached hereto (the "Funds") as of and for the periods ended
October 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2015.
This report is intended solely for the information and use of management and the Board of Trustees of Aston Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/Ernst & Young LLP
Chicago, Illinois
December 22, 2015




Exhibit A - Fund Listing

Aston/Anchor Capital Enhanced Equity Fund
Aston/Barings International Fund
Aston/Cornerstone Large Cap Value Fund
Aston/DoubleLine Core Plus Fixed Income Fund
Aston/Fairpointe Focused Equity Fund
Aston/Fairpointe Mid Cap Fund
Aston/Guardian Capital Global Dividend Fund
Aston/Harrison Street Real Estate Fund
Aston/Herndon Large Cap Value Fund
Aston/Lake Partners LASSO Alternatives Fund
Aston/LMCG Emerging Markets Fund
Aston/LMCG Small Cap Growth Fund
Aston/Montag & Caldwell Balanced Fund
Aston/Montag & Caldwell Growth Fund
Aston/Montag & Caldwell Mid Cap Growth Fund
Aston/Pictet International Fund
Aston/River Road Dividend All Cap Value Fund
Aston/River Road Dividend All Cap Value Fund II
Aston/River Road Independent Value Fund
Aston/River Road Long-Short Fund
Aston/River Road Select Value Fund
Aston/River Road Small Cap Value Fund
Aston/Silvercrest Small Cap Fund
Aston/TAMRO International Small Cap Fund
Aston/TAMRO Small Cap Fund
Aston/TCH Fixed Income Fund